UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CRA INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CRA INTERNATIONAL, INC.

200 Clarendon Street, 9th Floor

Boston, MA 02116

IMPORTANT NOTICE FROM CRA INTERNATIONAL, INC.

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 8, 2020, AT 8:00 A.M. EASTERN TIME

The following Notice of Change to Fully Virtual Meeting (the “Notice”) supplements and relates to the original notice and proxy statement of CRA International, Inc. (the “Company”), dated April 24, 2020, previously made available to shareholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for use at the annual meeting of shareholders. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about June 4, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND THE ORIGINAL NOTICE.

NOTICE OF CHANGE TO FULLY VIRTUAL MEETING

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 8, 2020, AT 8:00 A.M. EASTERN TIME

Change to Fully Virtual Annual Meeting

Due to the public health impact of the novel coronavirus outbreak and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our shareholders, employees and communities, NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of CRA International, Inc., to be held on Wednesday, July 8, 2020 at 8:00 a.m. Eastern Time, will be held only as a virtual meeting. The annual meeting will be held over the internet in a virtual meeting format, via live webcast. You will not be able to attend the annual meeting in person.

The date and time of the annual meeting have not changed. All references in the proxy statement and related proxy materials to the previously scheduled physical location of the meeting are superseded and replaced by the information contained in this Notice.

Log-In Instructions

As described in the proxy materials for the annual meeting previously made available to shareholders, you are entitled to participate in and vote at the annual meeting if you were a shareholder at the close of business on April 14, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee as of such record date. To listen to the meeting live, submit questions and vote at the annual meeting at www.meetingcenter.io/272433575, you must enter the control number found on your proxy card, notice or email you previously received. The meeting password is CRAI2020. Shareholders that hold shares through a bank, broker or other intermediary, must register with Computershare in advance in order to participate in the virtual meeting. To register you must submit proof of your legal proxy, reflecting the number of shares you held as of the record date, to Computershare. Requests for registration must be labeled "Legal Proxy," include your name and e-mail address, and be received by Computershare no later than 5:00 PM, Eastern Time, on July 2, 2020. You may register by sending an image of your legal proxy, obtained from your broker, to Computershare, via e-mail to legalproxy@computershare.com or by mail to the following address: Computershare, CRAI Legal Proxy, P.O. Box 505000, Louisville, KY 40233-5000. After registering, you will receive a confirmation e-mail from Computershare with instructions to access the live webcast of our meeting.

Shareholders of record may also vote in advance of the annual meeting by visiting www.envisionreports.com/CRAI or, if you requested paper copies of the proxy materials, by marking, signing and dating the proxy card and returning it in the postage-paid envelope provided. Votes may be submitted electronically until the polls are closed during the annual meeting of shareholders.

Additional Information

There is no change to the proposals to be presented to the Company’s shareholders for consideration at the annual meeting.

Please note that if you requested paper copies of the proxy materials, the proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a fully virtual meeting and may continue to be used to vote your shares in connection with the annual meeting. Whether or not shareholders plan to attend the virtual-only annual meeting, the Company urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Company’s Annual Meeting of Shareholders to be Held on July 8, 2020. The Notice of annual meeting of shareholders, our proxy statement and our annual report to shareholders are available free of charge at www.envisionreports.com/CRAI (for registered shareholders) or www.edocumentview.com/CRAI (for all other shareholders).